UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e) Addendum to Employment Agreement between Clearwater Paper Corporation and Gordon L. Jones. On March 3, 2009, the Employment Agreement, effective January 1, 2009, between the Company and Gordon L. Jones, President and Chief Executive Officer, was amended pursuant to an Addendum to Employment Agreement approved by the Board of Directors. The purpose of the Addendum is to increase the target percentage award available to Mr. Jones under Clearwater Paper Corporation’s long term incentive plan from 100% of his base salary to 140% of the mid-point of the range for his salary grade. In connection with the spin-off of Clearwater Paper from Potlatch Corporation, Clearwater Paper entered into an Employee Matters Agreement with Potlatch in which Clearwater Paper agreed to provide for twelve months following the spin-off a substantially similar compensation program for the Company’s employees, including its named executive officers, as they received from Potlatch. This change to Mr. Jones’ Employment Agreement is in line with the compensation program of Potlatch.

The summary above does not purport to be complete and is qualified in entirety by reference to the Addendum to Employment Agreement between Gordon L. Jones and Clearwater Paper Corporation, dated effective January 1, 2009, a copy of which is attached as Exhibit 10.7(i).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

10.7(i)	Addendum to Employment Agreement between Gordon L. Jones and Clearwater Paper Corporation, dated effective January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2009

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.7(i)	Addendum to Employment Agreement between Gordon L. Jones and Clearwater Paper Corporation, dated effective January 1, 2009.